Exhibit 99.1

127 Industry Boulevard • N. Huntingdon, PA 15642 • (724) 863.9663

FOR IMMEDIATE RELEASE

ExOne Focuses North American Service Centers on Accelerating Adoption of its Binder Jet 3D Printing

•	Existing Troy, Michigan and Houston, Texas facilities will be expanded and form core of ExOne Adoption Centers (“EACs”)

•	ExOne Adoption Centers to add service and training, as industrial customers seek greater interaction

•	ExOne to consolidate Las Vegas center into EACs and exit non-core finishing operation

NORTH HUNTINGDON, PA, January 30, 2017 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services, announced that it will begin to refocus how it demonstrates and provides its industrial sand core and mold binder jet 3D printing services in North America.

To facilitate faster adoption of its technology, ExOne will refocus its production service centers located in Troy, Michigan and Houston, Texas into ExOne Adoption Centers (“EACs”). ExOne will expand these existing centers to provide a greater variety of its latest binder and material sets, including cold hardening phenolic and sodium silicate production, as well as an expanded range of its machine platforms and machine options. In addition, ExOne will create more robust, regionally-based material development services, as well as expand its technical and training services within the EACs.

“We completed a market assessment of where we stand with industrial customers’ desires for binder jet 3D printing,” said ExOne CEO, Jim McCarley. “We see the North American market adoption rate of sand printing technology accelerating. Contributing to this, our S-Max platform, which has been designed with an expanded binder and base material configuration, is well positioned for growth in this area. Our goal with the EACs is to create the proper support and service structure to ensure we sustain the market’s momentum.”

As part of its refocus efforts, ExOne will consolidate certain of its 3D printing operations at its production service center in North Las Vegas, Nevada into its Houston, Texas and Troy, Michigan facilities and plans to exit its non-core Machin-A-Mation specialty machining operation in Chesterfield, Michigan. Both actions are expected to better prioritize ExOne’s human and capital resources toward advancing the adoption rate of its binder jet printing.

Jim McCarley continued, “At ExOne, our goal is to rapidly and effectively accelerate the adoption rate of binder jet printing, which we believe will in turn expand our addressable market. The actions announced today are the first steps in building a structure that will be better equipped to demonstrate our latest advancements in binders and materials, provide more robust training services and allow us to interact more closely with our customers and their applications of binder jet printing.”

ExOne expects to provide additional details on further alignments and enhancements it will make throughout 2017 as it executes its updated strategy. ExOne is filing a Current Report on Form 8-K, dated January 30, 2017 with respect to these actions announced today.

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ExOne Focuses North American Service Centers on Accelerating Adoption of its Binder Jet 3D Printing

January 30, 2017

For more information regarding ExOne’s operations, visit the Company’s website at www.exone.com.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers (EACs) and Production Service Centers (PSCs). ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products. The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading printing capacity (as measured by build box size and printhead speed) uniquely position ExOne to serve the needs of industrial customers.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future conditional verbs such as “will,” “would,” “should,” “could” and “may.” Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements and from historical performance, which include: timing and length of sales of three dimensional printing machines; risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine; our ability to qualify more industrial materials in which we can print; the availability of skilled personnel; the impact of increases in operating expenses and expenses relating to proposed investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; individual customer contractual requirements; the scope, nature or impact of alliances and strategic investments and our ability to integrate strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities, EACs or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting; the impact of customer specific terms in machine sale agreements on the period in which we recognize revenue; the impact of market conditions and other factors on the carrying value of long-lived assets; the potential impact of the results from the United Kingdom’s referendum on its withdrawal from the European Union; and our ability to continue as a going concern and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

For more information, contact:

Brian W. Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

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